                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[X] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[_] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                       CHESAPEAKE UTILITIES CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                       CHESAPEAKE UTILITIES CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                        CHESAPEAKE UTILITIES CORPORATION

                           861 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904

                                                                  April 13, 1995

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Chesapeake Utilities Corporation to be held at 10:00 a.m. on May 16, 1995, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware. Your Board of Directors looks forward to greeting personally those stockholders able to attend. The Secretary's formal Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the following pages and describe the matters that will be submitted to a vote of stockholders at the meeting.

  Whether or not you plan to attend, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly sign, date and mail the enclosed proxy in the envelope provided.

  Thank you for your consideration and continued support.

                                     Sincerely,

                                     /s/ John W. Jardine, Jr.

                                     John W. Jardine, Jr.
                                     Chairman of the Board

                        CHESAPEAKE UTILITIES CORPORATION

                           861 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                                  April 13, 1995

To the Stockholders of
 Chesapeake Utilities Corporation:

  The Annual Meeting of Stockholders of Chesapeake Utilities Corporation will be held at 10:00 a.m. on Tuesday, May 16, 1995, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware, for the following purposes:

  (a) to elect three directors for three-year terms ending in 1998 and until their successors are elected and qualified;

  (b) to consider and vote upon a proposal to adopt the Chesapeake Utilities Corporation Directors Stock Compensation Plan;

  (c) to consider and vote upon a proposal to amend and restate the Company's Certificate of Incorporation for the purposes of (i) modernizing the Certificate and (ii) authorizing 2,000,000 shares of preferred stock that may be issued from time to time by the Board of Directors, on terms and conditions to be determined by the Board, without further stockholder approval;

  (d) to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the number of directors constituting the full Board from a fixed number (nine) to a number to be determined by the Board, and to make a corresponding change in the number of directors required for a quorum;

  (e) to consider and vote upon the ratification of the selection of Coopers & Lybrand as independent auditors for the fiscal year ending December 31, 1995; and

  (f) to transact such other business as may properly come before the meeting.

  Stockholders of record at the close of business on March 31, 1995, will be entitled to vote at the meeting and any adjournment thereof.

                                     By Order of the Board of Directors,

                                     /s/ Wayne L. Hart

                                     Wayne L. Hart
                                     Secretary

STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY ARE PERSONALLY ABLE TO ATTEND.

                        CHESAPEAKE UTILITIES CORPORATION

                           861 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 16, 1995

                               ----------------

                                                                  April 13, 1995

                            SOLICITATION OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Chesapeake Utilities Corporation ("Chesapeake" or "the Company") for use at the Annual Meeting of Stockholders of Chesapeake to be held in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware on May 16, 1995, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Solicitation of proxies may be made by personal interview, mail, telephone or telegram by directors, officers and regular employees of Chesapeake. Chesapeake may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of capital stock held of record by such persons, and Chesapeake will reimburse the forwarding expenses. In addition, Chesapeake may engage professional proxy solicitors, although it has no present plans to do so. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by Chesapeake. Regular employees of Chesapeake will not receive additional compensation for soliciting proxies.

                                 ANNUAL REPORT

  The annual report to stockholders, covering the fiscal year of Chesapeake ended December 31, 1994, is enclosed herewith. The report, which includes financial statements, does not form any part of the material for the solicitation of proxies.

                         VOTING SECURITIES OUTSTANDING

  Shares of common stock, 3,680,675 of which were outstanding as of March 31, 1995, are the only voting securities of the Company. Each share is entitled to one vote. Only holders of common stock of record at the close of business on March 31, 1995, will be entitled to vote at the Annual Meeting of Stockholders.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

BY MANAGEMENT

  The following table sets forth the number of shares of Chesapeake's common stock beneficially owned by each of Chesapeake's directors and nominees for directors, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group, as of March 31, 1995. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                                AMOUNT AND NATURE OF   PERCENT
NAME OF INDIVIDUAL OR GROUP                    BENEFICIAL OWNERSHIP(1) OF CLASS
---------------------------                    ----------------------- --------
Ralph J. Adkins...............................          50,873           1.37%
Walter J. Coleman.............................           1,000            *
John W. Jardine, Jr...........................          27,204            *
Rudolph M. Peins, Jr..........................             600            *
Robert F. Rider...............................           3,500            *
Jeremiah P. Shea..............................           1,562            *
William G. Warden, III........................         229,999(2)        6.25%
John R. Schimkaitis...........................          22,528            *
Kenneth H. Dean...............................              93            *
Philip S. Barefoot............................             926            *
Jeremy D. West................................          16,857            *
Executive Officers and Directors as a Group
 (12 persons).................................         355,142(1)        9.47%

--------
*  Less than one percent (1%).
(1) Includes shares of common stock subject to options that are currently exercisable as follows: Mr. Adkins--32,940; Mr. Schimkaitis--20,280; and Mr. West--14,925. Includes shares acquired pursuant to the Company's Retirement Savings Plan as to which executive officers have the authority to direct voting of their shares as follows: Mr. Adkins--6,411; Mr. Schimkaitis--2,029; Mr. Barefoot--891; and Mr. West--1,277.
(2) Includes (1) 486 shares as to which Mr. Warden has sole voting and investment power and 15,262 shares as to which he shares voting and investment power and (2) 214,251 shares or 5.82% of Chesapeake's outstanding common stock held by Cawsl Enterprises, Inc., a company which Mr. Warden may be deemed to control (see "Beneficial Ownership of the Company's Securities--By Others" below). Mr. Warden disclaims beneficial ownership of the shares held by Cawsl Enterprises, Inc.

BY OTHERS

  The following table sets forth the number of shares of Chesapeake's common stock beneficially owned by the only parties known to Chesapeake's management to own 5% or more of Chesapeake's common stock.

     NAME AND ADDRESS            AMOUNT AND NATURE OF PERCENT
     OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP OF CLASS
     -------------------         -------------------- --------
     Cawsl Enterprises, Inc.          214,251(1)        5.82%
     P.O. Box 7048
     103 Silverside Road
     Wilmington, Delaware 19803
     Atlee M. Kohl                    202,000(2)        5.49%
     3007 Skyway Circle North
     Irving, Texas 75038

--------
(1) These shares are also included in the table captioned "Beneficial Ownership of the Company's Securities--By Management" in connection with William G. Warden, III. Cawsl Enterprises, Inc., is a wholly owned subsidiary of Cawsl Corp.
(2) Includes 61,000 shares owned by Woodland Investment Company; 104,250 shares held by the Kohl Gift Trust; 18,000 shares held by Woodland Investment Trust; and 18,750 shares held by the Nicole F. and Atlee Kohl Family Foundation, as to all of which Mr. Kohl shares voting and investment power.

                              REVOCATION OF PROXY

  The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire. In addition, the person giving the proxy has the power to revoke the same at any time before it has been exercised by simple notice in writing received by the Secretary of Chesapeake.

                     SIGNATURES OF PROXIES IN CERTAIN CASES

  If a stockholder is a corporation, the accompanying proxy should be signed in its corporate name by an authorized officer, and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator, there should be attached to the proxy appropriate instruments showing his or her qualification and authority, and his or her title as such should follow the signature. Proxies signed by a person as an agent, attorney, administrator, executor, guardian or trustee should indicate such person's title following his or her signature.

                             ELECTION OF DIRECTORS

  At the annual meeting to be held on May 16, 1995, three Class II Directors will be elected to serve until the Annual Meeting of Stockholders in 1998 and until their successors are elected and qualified. Chesapeake's nominees are Ralph J. Adkins, Robert F. Rider and William G. Warden, III, all of whom are currently Class II Directors of Chesapeake whose present term expires this year.

  Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

  Unless you instruct otherwise, it is intended that properly executed proxies in the enclosed form will be voted for the election of the nominees listed below. If, when the election occurs, any of the nominees shall not be a candidate (an eventuality not anticipated), these proxies may be voted for a substitute nominee who shall be designated by the Nominating Committee.

           INFORMATION REGARDING THE BOARD OF DIRECTORS AND NOMINEES

  The following information with respect to the principal occupation and employment of each director and nominee and name and principal business of the corporation or other organization in which such occupation and employment is carried on, and in regard to certain other affiliations and to business experience during the past five years, has been furnished to the Company by the respective directors and nominees:

CLASS I DIRECTORS (TERM EXPIRES 1997)

JOHN W. JARDINE, JR. (age 68)

Mr. Jardine is Chairman of the Board of Chesapeake, a position he has held since 1989. He served as Chesapeake's Chief Executive Officer from 1983 through 1990. Mr. Jardine has also served as President, Executive Vice President, Vice President, Secretary, Treasurer, Assistant Secretary and Assistant Treasurer of Chesapeake. He has been a director of Chesapeake since 1972.

RUDOLPH M. PEINS, JR. (age 65)

Mr. Peins retired in February 1993 as Chief Financial Officer and Secretary of Hunt Manufacturing Co. located in Philadelphia, Pennsylvania. Hunt is a leading international manufacturer and distributor of art/craft and office supplies, materials and equipment. He has been a director of Chesapeake since 1993.

RICHARD BERNSTEIN (age 52)

Mr. Bernstein is President and Chief Executive Officer of BAI Aerosystems, Inc., located in Easton, Maryland. BAI is a manufacturer of lightweight, low cost Unmanned Aerial Vehicles (UAVs). Mr. Bernstein is the owner of several other companies in which he is actively involved, including: Salisbury Pewter, a manufacturer of pewter for the gift and premium markets; Frankoma Pottery, with unique designs in sculptured earthenware; and Easton Mills, the home of several lines of young girls' apparel. He has been a director of Chesapeake since 1994.

CLASS II DIRECTORS AND NOMINEES

RALPH J. ADKINS (age 52)

Mr. Adkins is President and Chief Executive Officer of Chesapeake. He has served as President and Chief Executive Officer since 1990. His present term as President and Chief Executive Officer will expire on May 16, 1995. Prior to holding his present position, Mr. Adkins served as President and Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President and Treasurer of Chesapeake. Mr. Adkins is also Chairman and Chief Executive Officer of Eastern Shore Natural Gas Company and Sharp Energy, Inc. and Chairman, President and Chief Executive Officer of Chesapeake Service Company, all wholly owned subsidiaries of Chesapeake. He has been a director of Chesapeake since 1989.

ROBERT F. RIDER (age 66)

Mr. Rider is Chairman of the Board and Chief Executive Officer of O. A. Newton & Son Company located in Bridgeville, Delaware. The company engages in millwright work and metal fabrication and sells farm equipment, modular homes and materials handling systems. Mr. Rider is also a director of Bell Atlantic-- Delaware (formerly Diamond State Telephone Company), PNC Bank, Delaware (formerly the Bank of Delaware Corporation), Blue Cross Blue Shield of Wilmington, Delaware, and Burris Foods. He is a trustee of the University of Delaware. He has been a director of Chesapeake since 1977.

WILLIAM G. WARDEN, III (age 63)

Mr. Warden is Chairman of the Board of Cawsl Corp., a holding company engaged through subsidiaries in the manufacture and distribution of metal tubing and provision of financial services, located in Wynnewood, Pennsylvania. He has been a director of Chesapeake since 1969.

CLASS III DIRECTORS (TERM EXPIRES 1996)*

WALTER J. COLEMAN (age 60)

Mr. Coleman is the retired Chief Executive Officer of Pyramid Realty and Mortgage Corporation, a diversified company in real estate, mortgages, insurance and business brokerage. He is also the former Chairman of Real Estate Title Services, Inc., a title insurance and trust company. Mr. Coleman is a professor at Florida Southern College specializing in strategic and human resources management. He has been a director of Chesapeake since 1992.

JEREMIAH P. SHEA (age 68)

Mr. Shea is retired Chairman of the Board and Chief Executive Officer of PNC Bank, Delaware (formerly the Bank of Delaware Corporation), located in Wilmington, Delaware. He is a director of FCC National Bank and a trustee of St. Francis Hospital, both located in Wilmington, Delaware. He has been a director of Chesapeake since 1981.

NOTE: *Mr. Francis H. Morris, who was elected a Class III Director on May 18,
        1993, passed away on May 24, 1993. In accordance with the Company's Bylaws the Company's directors shall choose a successor, who shall hold office until the next election of the class for which such director shall have been chosen, and until his successors shall be elected and qualified.

DIRECTORS' COMPENSATION

  Directors who are not officers of the Company are paid an annual retainer for Board service of $3,000 and an attendance fee of $600 for each Board and committee meeting attended. No additional attendance fees are paid if a director attends more than one meeting on the same day. At the annual meeting, stockholders will be asked to vote on the adoption of a Directors Stock Compensation Plan. If the Plan is adopted, the annual retainer will no longer be paid. See "Proposal to Adopt The Directors Stock Compensation Plan".

                            COMMITTEES OF THE BOARD

  The Audit Committee was established as a standing committee of the Board in 1976. It must be comprised of directors who are not employees of the Company or any of its subsidiaries. In general, the Audit Committee is charged with reviewing the internal auditor's reports of practices and procedures as well as the reports of Chesapeake's independent auditors relating to the results of their audit and the adequacy of internal controls. The Audit Committee has the responsibility to make recommendations to management arising from the aforementioned reviews. The Audit Committee held three meetings during 1994. The current members of the Audit Committee are: Richard Bernstein, Walter J. Coleman, John W. Jardine, Jr., Rudolph M. Peins, Jr., Robert F. Rider, Jeremiah
P. Shea, and William G. Warden, III, Chairman.

  The Compensation Committee, established in 1979, has the responsibility of fixing the salaries of officers and directors. The Compensation Committee held four meetings during 1994. The current members of the Compensation Committee are: John W. Jardine, Jr., Jeremiah P. Shea, Chairman, and William G.
Warden, III.

  The Plan Committee was established in 1992 for the purpose of administering the Chesapeake Utilities Corporation Performance Incentive Plan and Cash Bonus Plan. The Plan Committee held four meetings during 1994. The members of the Plan Committee are: John W. Jardine, Jr., Jeremiah P. Shea, Chairman, and William G. Warden, III.

  The Corporate Governance Committee was established in 1994 for the purpose of reviewing and advising the Board on general governance and structure issues. The Corporate Governance Committee held four meetings during 1994. The members of the Corporate Governance Committee are: Walter J. Coleman, Chairman, Rudolph
M. Peins, Jr. and Jeremiah P. Shea.

  The Nominating Committee was established in 1979. The principal function of the Nominating Committee is to identify candidates for election to and membership on the Board of Directors. The Nominating Committee held one meeting during 1994. The current members of the Nominating Committee are: Ralph J. Adkins, Richard Bernstein, Walter J. Coleman, John W. Jardine, Jr., Chairman, Rudolph M. Peins, Jr., Robert F. Rider, Jeremiah P. Shea, and William G. Warden, III. The Nominating Committee will consider nominees recommended by stockholders. Nominations by stockholders shall be in the form of a notice which shall set forth (a) as to each nominee (i) the name, age, business address and, if known, residence address of such nominee (ii) the principal occupation or employment of such nominee (iii) the number of shares of stock beneficially owned by the nominee (iv) the consent of the nominee to serve as a director of the Corporation if so elected (v) a description of all arrangements or understandings among the stockholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the stockholder and (vi) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of directors, or otherwise required pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the number of shares beneficially owned by such stockholder. All recommendations received by the Secretary will be brought to the attention of the Nominating Committee.

                       MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors met eight times during 1994. Each director attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by each committee of the Board on which he served.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and the Company's other most highly compensated executive officers for each of the Company's last three fiscal years.

                                                          LONG-TERM
                                                        COMPENSATION
                                 ANNUAL COMPENSATION    ------------
NAME AND                         -------------------  SHARES UNDERLYING
PRINCIPAL                 FISCAL   SALARY     BONUS     OPTIONS/SARS       ALL OTHER
POSITION                   YEAR     ($)        ($)           (#)        COMPENSATION ($)
---------                 ------ ---------- --------- ----------------- ----------------
Ralph J. Adkins.........   1994     212,500    53,986      19,161(1)         7,271(3)
 President, Chief Execu-   1993     203,750    33,210           0            8,475
 tive Officer              1992     192,023    19,950      32,940(2)         6,136
 and Director

John R. Schimkaitis.....   1994     145,250    31,421      11,223(1)         6,045(3)
 Senior Vice President,    1993     137,500    17,430           0            5,203
 Assistant Treasurer       1992     125,500    10,075      20,280(2)         5,418
 and Chief Financial Of-
 ficer

Kenneth H. Dean(4)......   1994      96,000    13,824      11,000(1)         1,428(3)
 Senior Vice President

Philip S. Barefoot(4)...   1994      84,859    10,703       6,630(1)         2,846(3)
 Senior Vice President

Jeremy D. West..........   1994     123,000    20,758       7,892(1)         4,979(3)
 Vice President            1993     118,750    11,700           0            4,662
                           1992     111,250     8,625      14,925(2)         4,905

Jack E. Reinhard(5).....   1994     103,000    14,832           0            4,251(3)
  Vice President           1993     100,625    10,660           0            4,059
                           1992      90,750     8,415      12,135(2)         3,416

--------
(1) Options to acquire shares of common stock pursuant to Tandem Stock Option and Performance Share Agreements dated November 18, 1994 under the Company's Performance Incentive Plan (the "Plan"), for the award period beginning January 1, 1995 and ending December 31, 1997 (the "1994 Tandem Agreements"). These options and the 1994 Tandem Agreements are more fully described in Note 1 to the Option Grant Table.
(2) Options to acquire shares of common stock pursuant to Tandem Stock Option and Performance Share Agreements dated January 21, 1992 under the Plan, for the award period beginning January 1, 1992 and ending December 31, 1994 (the "1992 Tandem Agreements"). The 1992 Tandem Agreements are similar to the 1994 Tandem Agreements described in Note 1 to the Option Grant Table except that the target levels for the performance goals were different and the numbers of performance shares were as follows: Mr. Adkins--9,510 to 18,000; Mr. Schimkaitis--5,760 to 10,950; Mr. West--4,600 to 8,670; and Mr.
    Reinhard--3,740 to 7,050. The performance shares provided for in the 1992 Tandem Agreements were not earned and all rights to these shares have expired.
(3) Consists of the Company's contribution to its Retirement Savings Plan (Mr. Adkins--$5,543; Mr. Schimkaitis--$5,208; Mr. Barefoot--$2,373; Mr. West-- $4,297; and Mr. Reinhard--$3,708) and term life insurance premiums paid by the Company (Mr. Adkins--$ 1,728; Mr. Schimkaitis--$837; Mr. Dean--$1,428; Mr. Barefoot--$473; Mr. West--$682; and Mr. Reinhard--$543).
(4) Mr. Dean and Mr. Barefoot became executive officers of the Company on May 17, 1994.
(5) Mr. Reinhard ceased serving as an executive officer of the Company on May 17, 1994.

OPTION GRANTS DURING 1994 FISCAL YEAR

  The following table sets forth information concerning stock options granted to each of the named executive officers during fiscal 1994. All options were granted pursuant to the 1994 Tandem Agreements under the Plan.

                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                                   ANNUAL RATES
                                                                                  OF STOCK PRICE
                                                                                   APPRECIATION
                              INDIVIDUAL GRANTS                                  FOR OPTION TERM
------------------------------------------------------------------------------ --------------------
                           SHARES    % OF TOTAL
                         UNDERLYING   OPTIONS/
                          OPTIONS/      SARS
                            SARS     GRANTED TO  EXERCISE OR
                          GRANTED   EMPLOYEES IN BASE PRICE
          NAME             (#)(1)   FISCAL YEAR   ($/SH)(2)   EXPIRATION DATE  5% ($)(3) 10% ($)(3)
          ----           ---------- ------------ ----------- ----------------- --------- ----------
 Ralph J. Adkins........   19,161       34.3       12.625    December 31, 2004  152,138   385,538
 John R. Schimkaitis....   11,223       20.1       12.625    December 31, 2004   89,111   225,818
 Kenneth H. Dean........   11,000       19.7       12.625    December 31, 2004   87,340   221,331
 Philip S. Barefoot.....    6,630       11.8       12.625    December 31, 2004   52,642   133,402
 Jeremy D. West.........    7,892       14.1       12.625    December 31, 2004   62,662   158,795

--------
(1) With respect to each recipient, one-third of these options will become exercisable on each of January 1, 1996, 1997 and 1998. In the event of a change in control, as defined in the Plan, all options become immediately exercisable. The options listed were granted in tandem with the right to receive, without any additional payment, certain performance shares if, during the period from January 1, 1995 through December 31, 1997 (the
    "Award Period"), the Company meets certain performance goals (including specified target levels of net income and return on equity). If the target levels are met or exceeded, the number of performance shares received would be as follows: Mr. Adkins--9,724 to 18,418; Mr. Schimkaitis--6,019 to 11,444; Mr. Dean--5,926 to 11,214; Mr. Barefoot--3,431 to 6,494; and Mr.
    West--4,081 to 7,725. In the event of a change in control, as defined in the Plan, the minimum number of performance shares set forth above, prorated based on the proportion of the Award Period expired, shall be deemed earned. The performance shares remain unissued until, after the Award Period, it is determined that the performance goals have been achieved. Thus, the officer currently has no dividend or voting rights with respect to the shares. Exercise of the options and receipt of the performance shares are mutually exclusive; exercise of any portion of the option will cancel the right to receive a proportionate number of performance shares, while issuance of the performance shares will cancel any unexercised portion of the option.
(2) The option exercise price may be paid in cash, in shares of common stock, or in any other form of consideration approved by the Company's Plan Committee.
(3) These dollar amounts are the result of calculations at the 5 and 10 percent appreciation rates required by the Securities and Exchange Commission to be used to determine the potential realizable value of the stock options set forth in the table. They are not intended to forecast the possible appreciation, if any, of the Company's stock price. There can be no assurance that these dollar amounts or any other dollar amounts will be realized by the option holders.

AGGREGATED OPTION/SAR EXERCISES DURING 1994 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

  The following table sets forth information concerning options exercised by the named executive officers during the 1994 fiscal year and the number and value of options and warrants held at fiscal year end.


                                                                                       VALUE OF UNEXERCISED
                                                      NUMBER OF SHARES UNDERLYING          IN-THE-MONEY
                                                       UNEXERCISED OPTIONS/SAR'S           OPTIONS/SAR'S
                                                             AT FY-END (#)                 AT FY-END ($)
                         SHARES ACQUIRED    VALUE     ---------------------------    -------------------------
NAME                     ON EXERCISE (#) REALIZED ($) EXERCISABLE  UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
----                     --------------- ------------ ---------------------------    ----------- -------------
Ralph J. Adkins.........        0             0          21,960       30,141              0          2,395
John R. Schimkaitis.....        0             0          13,520       17,983              0          1,403
Kenneth H. Dean.........        0             0            0          11,000              0          1,375
Philip S. Barefoot......        0             0            0           6,630              0           829
Jeremy D. West..........        0             0          9,950        12,867              0           986
Jack E. Reinhard........        0             0          8,090         4,045              0            0

PENSION PLAN TABLE



 FINAL                       YEARS OF SERVICE AT NORMAL RETIREMENT AGE
AVERAGE        ------------------------------------------------------------------------------
EARNINGS         15               20                25                30                35
--------       ------           -------           -------           -------           -------
100,000        26,596           35,461            44,326            53,191            62,056
125,000        33,814           45,086            56,357            67,629            78,900
150,000        41,033           54,711            68,388            82,066            95,744
175,000        48,252           64,336            80,420            96,504            112,588
200,000        55,471           73,961            92,451            110,941           129,431
225,000        62,689           83,586            104,482           125,379           146,275
250,000        69,908           93,211            116,513           139,816           163,119
275,000        77,127           102,836           128,545           154,254           179,963
300,000        84,346           112,461           140,576           168,691           196,806

  The above table sets forth the estimated annual retirement benefits payable in the form of a straight life annuity under the Company's retirement plan to its regular employees, including officers, in the final average earnings and years of service classifications indicated. The retirement plan is funded solely by the Company. Benefits normally are paid in the form of a straight life annuity or joint and survivor annuity, and are not subject to any deduction for Social Security or other offset amounts.

  Annual compensation used to determine final average earnings under the plan includes salary, as set forth in the Summary Compensation Table, commissions, and, with respect to employees earning a salary less than a stated amount (which for 1994 was $66,000), bonus payments. Compensation covered by the plan for 1994 was as follows: Mr. Adkins--$212,500; Mr. Schimkaitis--$145,250; Mr. Dean--$96,000; Mr. Barefoot--$84,859; Mr. West--$123,000; and Mr. Reinhard--
$103,000. The calculation of benefits under the plan generally is based on average earnings for the highest five consecutive years of the ten years preceding retirement.

  For 1994, the Internal Revenue Code of 1986, as amended, generally limits the annual benefits which may be paid under the plan to $118,800 and limits the amount of annual compensation that may be taken into account in determining final average earnings to $150,000. The table above does not reflect these limits. However, these limits may increase in future years. Furthermore, benefits earned before the limits went into effect generally are not affected by the limits. Finally, the Board of Directors of the Company has resolved to adopt a plan that is not a tax-qualified plan to provide benefits in excess of these limits.

  As of December 31,1994, the number of years of credited service under the retirement plan for each of the named executive officers were as follows: Ralph
J. Adkins--32 years; John R. Schimkaitis--9 years; Kenneth H. Dean--1 year; Philip S. Barefoot--6 years; Jeremy D. West--5 years; and Jack E. Reinhard--6 years.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL PROVISIONS

  Chesapeake has entered into employment agreements with Messrs. Adkins, Schimkaitis, Dean, Barefoot, West and Reinhard. These agreements are designed to help retain such officers who are essential to the proper supervision of Chesapeake's businesses by assuring them of equitable treatment in the event of a termination of employment following a change in control of the Company. Under the agreements, if a change in control occurs, the failure to elect or reelect the officer to, or the removal of the officer from, the office held by the officer, or the failure to elect or reelect the officer to, or the removal of the officer from, the Board of Directors of the Company (if the officer shall have been a member of the Board immediately prior to a change in control) would entitle the officer to terminate his employment and to receive certain termination payments as described below. An officer's good faith determination that the nature or scope of his duties has been significantly altered subsequent to a change in control would also entitle him to terminate his employment and to receive the termination payments provided in the agreement.

  The agreements with Mr. Adkins and Mr. Schimkaitis were entered into on March 26, 1992, and provide for the employment of Mr. Adkins as the Company's President and Chief Executive Officer and of Mr. Schimkaitis as the Company's Vice President and Treasurer at salaries of $200,000 and $130,000, respectively, or such greater or lesser amounts as the Company's Board of Directors may determine (Mr. Schimkaitis has since then been promoted to Senior Vice President, Assistant Treasurer and Chief Financial Officer). The agreements with Messrs. Dean, Barefoot, West and Reinhard were entered into on March 26, 1995, and provide for the employment of Mr. Dean and Mr. Barefoot as Senior Vice Presidents and of Mr. West and Mr. Reinhard as Vice Presidents of the Company at salaries of $148,000, $105,000, $130,000 and $103,000, respectively, or such greater or lesser amounts as the Company's Board of Directors may determine. Actual compensation for each of the officers is described in the Summary Compensation Table. Each of the agreements expires on March 26, 1997, and provides that if a change in control occurs prior to that date, the agreements will be automatically extended for a maximum of five years commencing on the date the change in control occurred (the "extension period").

  The agreements are intended to maintain compensation and benefits following a change in control at levels generally comparable to those that such officers could reasonably have expected in the absence of a change in control. The agreements provide for the payment of compensation during the extension period at a level equal to the rate existing immediately prior to the change in control, adjusted throughout such period to reflect increases in the consumer price index. Each agreement also provides for the officer's continued eligibility during such extension period under the Company's employee benefit plans. In the event of a termination of employment other than for cause, an officer would receive under his agreement a termination payment equal to an amount approximating the compensation and the value of certain benefits under the Company's retirement, savings and stock option plans that he would have received had he continued to be employed by the Company for the lesser of 24 months (12 in the case of Mr. Reinhard) or the number of months remaining under the extended term of the agreement. However, such termination payment could not exceed the maximum amount that the Company could pay the officer without some part of the amount being nondeductible by the Company under Section 280G of the Internal Revenue Code. Each agreement also provides that the Company will indemnify the officer for any expenses he incurs in successfully enforcing his right to payments or benefits under his agreement and that the Company, upon the request of the officer, will provide the officer with an irrevocable letter of credit from a bank in the amount of $100,000 against which the officer could draw to pay any expenses he incurs in attempting to enforce any of his rights under his agreement following a change in control.

                        REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors hereby provides the following report on executive compensation for the year ended December 31, 1994.

POLICIES AND GOALS

  The Company's compensation goal is to enhance the profitability of the Company, and thus increase stockholder value, by attracting high-quality executive talent and closely aligning the financial interests of its senior managers with those of its stockholders. To this end, the Company's executive compensation program has been designed to provide competitive compensation levels based upon the successful achievement of specific annual and long-term objectives drawn from the Company's strategic plan.

COMPONENTS

  The Company's executive compensation program relies on three interrelated components, consisting of base salary, annual bonus and long-term equity-based rewards.

  Base Salary

  The base salary structure for the Chief Executive Officer and the other executives is determined by means of a study prepared by independent compensation consultants, using comparison data from the same group of diversified natural gas organizations which the Company uses in its stock performance review (the "Industry Peer Group"). The midpoints of the recommended structure are set at or reasonably close to comparison averages, thereby providing marketplace priced compensation guidelines for executives. Annual salary adjustments are subjectively made after giving consideration to the individual's performance and contributions to the success of the Company. Executive base salaries generally fall below, but close to, the comparison averages. Salaries for the Chief Executive, Chief Financial, and other Executive Officers named in the Summary Compensation Table are originally set by employment contracts (see "Management Compensation--Employment Contracts and Change in Control Provisions"), but are adjusted annually pursuant to the process described above.

  Annual Incentive Bonus

  Annual bonuses are paid under the Company's performance-based cash bonus plan, adopted in January, 1992, based on the attainment of financial and non-financial objectives relative to pre-established performance targets. At the beginning of each year, the Committee selects the executives eligible to receive bonuses based on the executives' seniority and responsibilities. The Committee designates a maximum bonus amount for each executive, which is a percentage of that executive's base salary ranging from 20% to 30%. Maximum bonus amounts are determined separately for each of the Chief Executive Officer and other selected executives to conform with the median prevailing practices for individuals in similar positions in a group of approximately 1,000 organizations of comparable size. Because size was the primary consideration in choosing this group it includes some but not all of the companies in the Industry Peer Group. The Committee also identifies performance goals for each selected executive, relating to one or more business segments, to the Company as a whole, or both, and an aggressive target net income for the Company. Bonus awards are made to each selected executive, based on successful attainment of the relevant goals, reduced by applying a payout factor (which may vary for each executive) that is determined by the relationship between the Company's actual net income and the aggressive target. For 1994, most of the performance goals were achieved, either entirely or to a significant extent, including, approximately in order of relative weight: (1) achieving minimum returns on equity and income levels; (2) accomplishing regulatory initiatives; (3) achieving various growth initiatives; (4) accomplishing strategic planning activities; (5) implementation of marketing programs; (6) improving customer service; and (7) development of human resource programs. Based on these achievements, the Committee determined that between 64% and 95% of the goals have been met. Since the Company did not achieve the aggressive net income target, the payout factor of 90% was applied, resulting in bonuses of from 58% to 85% of the maximum bonus amounts.

  Long-Term Performance Incentive Plan

  In 1994, the Company granted tandem option and performance share awards designed to provide equity-based rewards for its executives keyed to corporate performance for the three-year award period ending December 31, 1997. Each award consists of a tandem (i.e., mutually exclusive) grant of
  (1) options to purchase the Company's common stock and (2) the right to receive, upon achievement during the three-year period of specific aggressive goals for return on equity and net income for the Company, a certain number of performance shares. The number of options and performance shares were determined separately for each of the Chief Executive Officer and other selected executives to conform with the median prevailing practices for individuals in similar positions in the group of organizations used to determine maximum bonus amounts. Similar tandem option and performance share awards were granted in 1992 for the three-year award period ending December 31, 1994. The options and performance shares for both award periods are more fully described in the Summary Compensation Table and Option Grant Table. The performance shares subject to the 1992 grants were not earned since the Company did not meet the stated performance goals for the 1992 to 1994 award period, and all rights to these performance shares have expired.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  During 1994, the compensation of the Company's Chief Executive Officer, Ralph
J. Adkins, was determined based on the three-part program described above. First, Mr. Adkins' base salary was determined to approximate the midpoint of chief executive salaries paid by companies in the Industry Peer Group. Second, Mr. Adkins was awarded a bonus of $53,986 or 25% of his base salary, determined in accordance with the policies described under "Annual Incentive Bonus" above. Approximately 75% of this amount was based on the Company's attainment in 1994 of a preestablished target net income, which represented a substantial improvement over net income of 1993. The remaining amount was based on the accomplishment of the individual performance goals described above by the other executive officers and their business units. Mr. Adkins' maximum bonus amount was $64,500. The bonus awarded represented 93% of the maximum, reduced by applying a payout factor of 0.90. The full amount was not awarded since certain specific "stretch" net income goals were not met. Finally, the long-term performance incentive component of Mr. Adkins' compensation was determined as described under "Long-Term Performance Incentive Plan" above.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Internal Revenue Code section 162(m), enacted in 1993, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and any of its other named executive officers. Certain performance-based compensation, however, is specifically exempted from the deduction limit. No formal policy has been adopted by the Company with respect to qualifying compensation paid to its executive officers from the deduction limit. The Company does not anticipate that any compensation paid to its executive officers in 1995 will exceed the dollar limit.

                                          THE COMPENSATION COMMITTEE
                                          John W. Jardine, Jr.
                                          Jeremiah P. Shea (Chairman)
                                          William G. Warden, III

STOCK PERFORMANCE CHART

  The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock during the five fiscal years ended December 31, 1994, with the cumulative total return on the S&P 500 Index and an industry index consisting of 23 diversified natural gas companies as published by Edward D. Jones & Co. The 23 companies in the Edward D. Jones & Co. industry index are as follows: AlaTenn Resources, Inc., Chesapeake Utilities Corporation, Columbia Gas System, Inc., Consolidated Natural Gas Company, Eastern Enterprises, Energen Corp., ENSERCH Corp., Equitable Resources, Inc., KN Energy, Inc., National Fuel Gas Company, National Gas & Oil Co., NORAM Energy Corporation, Oneok, Inc., Pacific Enterprises, Pennsylvania Enterprises, Inc., Quester Corp., South Jersey Industries, Inc., Southwest Gas Corporation, Southwestern Energy Company, UGI Corp., Valley Resources, Inc., Washington Energy Co. and WICOR, Inc. The comparison assumes $100 was invested on December 31, 1989 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.



                             [GRAPH APPEARS HERE]



                              Cumulative Total Stockholder Return
                  ------------------------------------------------------------
                   1989       1990       1991       1992       1993      1994
                  ------     ------     ------     ------     ------    ------
Chesapeake         100.0      111.5      126.1      127.4      159.4     141.0
S&P 500            100.0       96.9      126.3      135.9      149.5     151.6
Industry Index     100.0       88.0       74.5       79.0       90.3      78.4

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Board's Compensation Committee and Plan Committee are Mr. Jardine, Mr. Shea and Mr. Warden. Mr. Jardine was formerly Chief Executive Officer of the Company from 1983 to 1990.

            PROPOSAL TO ADOPT THE DIRECTORS STOCK COMPENSATION PLAN

  The Board of Directors has adopted, subject to stockholder approval, the Chesapeake Utilities Corporation Directors Stock Compensation Plan. The full text of the Plan as proposed to be adopted is attached to this Proxy Statement as Exhibit A. Stockholders are urged to review Exhibit A carefully in their consideration of this proposal.

  The Plan would provide for automatic annual awards to each Nonemployee Director of 400 shares of the Company's common stock. A Nonemployee Director is a member of the Board who is not at the time of receipt of an award or within one year prior to the date of the award an employee of the Company or any of its subsidiaries. The automatic stock award would be received by each Nonemployee Director each year, in advance, on the date of the Company's annual meeting. If the Nonemployee Director is elected or appointed other than at the annual meeting, a proportional number of shares would be awarded to the Director on that date, based on the period of time remaining until the next annual meeting. On the date a Director becomes the holder of record of shares granted under the Plan, the Director would have the right to vote the shares and to receive the cash dividends distributable with respect to the shares. The Plan would require the Director to hold the shares for a period of six months, after which time the shares would be freely transferrable, subject to restrictions under federal and state securities laws.

  There are currently seven Nonemployee Directors that would receive automatic awards under the Plan. The aggregate number of shares of common stock that may be issued and awarded under the plan would not exceed 50,000 shares. The Plan would terminate on December 31, 2004, unless earlier terminated by the Board or extended by the stockholders.

  The Nonemployee Directors of the Company are currently paid a retainer of $3,000 per year, payable in advance, for their services as Directors, plus an attendance fee of $600 for every meeting and committee meeting attended, except that the attendance fee is not payable for more than one meeting held on the same day. Upon adoption of the Directors Stock Compensation Plan, it is the Board's intention that cash retainers will no longer be paid. Attendance fees will continue to be paid on the same basis as previously.

  The following table lists the number of shares to be automatically awarded annually pursuant to the Plan, as well as the dollar value of such shares as of March 31, 1995. The total number and value of shares to be awarded in the future will depend upon the number of Nonemployee Directors at the time. Information in the table is based upon the number of Nonemployee Directors currently serving on the Board, and reports the number of shares that will be granted on the date of the Company's upcoming annual meeting, if the Plan is approved. No person other than the Nonemployee Directors may receive any benefits under the Plan.

                                                   NEW PLAN BENEFITS
                                         -------------------------------------
                                          DOLLAR VALUE AS OF  NUMBER OF SHARES
       RECIPIENT                            MARCH 31, 1995    AWARDED ANNUALLY
       ---------                         -------------------- ----------------
   Each Nonemployee Director              [400 x stock price]        400
   All Nonemployee Directors as a Group  [2800 x stock price]       2800

  The Board has determined that adoption of the Directors Stock Compensation Plan will be in the Company's best interests, by enhancing the Company's capability to attract, motivate and retain as Nonemployee Directors persons of training, experience and ability, and will encourage the highest level of Nonemployee Director performance by providing such Directors with a proprietary interest in the Company's growth and financial success.

   The Board of Directors recommends a vote FOR adoption of the Directors Stock Compensation Plan. The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote at the annual meeting is required to approve adoption of the Plan. Abstentions will have the effect of votes against the proposal. Shares held in "street name" by a broker or nominee who does not have discretionary authority to vote such shares on a particular matter ("broker nonvotes") are not counted as shares entitled to vote on such matters.

                         PROPOSALS TO AMEND AND RESTATE
                   THE COMPANY'S CERTIFICATE OF INCORPORATION

  The Board of Directors has unanimously determined that certain amendments to the Company's present Restated Certificate of Incorporation, as amended, are advisable and has voted to recommend to the Company's stockholders the adoption of these amendments in a new Restated Certificate of Incorporation. The full text of the Proposed Amended Restated Certificate of Incorporation as proposed to be adopted is attached to this Proxy Statement as Exhibit B (the "Proposed Restated Certificate"). Since the proposed amendments are extensive, the Proposed Restated Certificate has been marked to indicate additions and deletions from the present Restated Certificate (amendments that have been previously adopted and that are being incorporated in the Proposed Restated Certificate are not marked). The Board believes that this presentation will make it easier and more convenient for stockholders to understand and evaluate the amendments being proposed.

  Adoption of the Proposed Restated Certificate would accomplish four major purposes. First, the restatement would incorporate all prior amendments into a single document. Second, the proposed amendments would update and modernize the Certificate, by deleting or revising certain provisions that the Board believes are unnecessary, superseded by other laws, unclear, or out-of-date. Third, the proposed amendments would authorize the issuance of preferred shares of stock by the Board of Directors, with terms and conditions to be determined by the Board, without further stockholder approval. Finally, the proposed amendments would change the number of directors from a fixed number (currently nine) to a number to be determined by the Board of Directors from time-to-time, although not less than three, and make a corresponding change in the number of directors required for a quorum from a fixed number (currently five) to a majority of the full Board (this proposed amendment will be referred to as the "Board Amendment").

  The proposed amendments are being presented to the stockholders for their adoption as two separate proposals. The first proposal includes all amendments reflected in the Proposed Restated Certificate other than the Board Amendment. The second proposal includes only the Board Amendment. The proposals are separated in this manner because the Board Amendment requires the vote of 75% of the Company's outstanding stock, rather than a simple majority.

  The following discussion of the proposed amendments is not a complete description of every change reflected in the Proposed Restated Certificate, and this discussion is qualified in its entirety by reference to the full text set forth in Exhibit B. Stockholders are urged to review Exhibit B carefully in their consideration of this proposal.

RESTATEMENT

  The Company's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 12, 1947, and was most recently restated in 1975. The Company's existing Certificate of Incorporation is in the form of the 1975 Restated Certificate, together with six amendments adopted from 1981 through 1993--each constituting a separate document--some of which amendments supersede earlier ones. The Board has determined that incorporation of these amendments into a single document will simplify reference to and interpretation of the Certificate. Stockholder approval is not required for a restatement of the Certificate where the restatement merely restates and integrates but does not further amend the Certificate.

MODERNIZATION AMENDMENTS

  The existing Certificate includes a number of provisions that are unnecessary, superseded by other laws, unclear, or out-of-date. The Board believes that eliminating or revising these provisions, which will result in a shorter, simpler document, will make reference to the Certificate easier and more convenient. The Board further believes that conforming the provisions of the Certificate to developments under Delaware law will clarify interpretation of the Certificate.

  With this in view, the proposed amendments would eliminate provisions that are no longer necessary, either as a practical matter (such as the names of the Company's original incorporators and transition procedures, which have already been implemented, for putting into place the Company's classified Board of Directors) or because a similar provision has been adopted into Delaware law, such as the provision for the Company's perpetual existence. Similarly, a provision stating that the private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever has been deleted, in light of a Delaware law provision stating that, unless the Certificate expressly imposes liability on stockholders, they will not be personally liable for payment of corporate debts, except as they may be liable by reason of their own conduct or acts. The proposed amendments also would update outdated information (such as the name and address of the Company's registered agent), make the Certificate gender neutral; and eliminate certain provisions fixing the powers of the Board, as similar provisions have been incorporated into Delaware law. In addition, the proposed amendments would simplify the language describing the Company's corporate purposes; the new provision could eliminate a detailed recital of specific activities in which the Company may engage, substitute a streamlined statement of the Company's utility activities, and add language to make clear that the Company may conduct any lawful business or activity for which corporations may be organized under Delaware law.

AUTHORIZATION OF PREFERRED STOCK

  The proposed amendments include provisions authorizing the issuance of 2,000,000 shares of preferred stock. These provisions would permit the Board to issue preferred stock from time to time without the necessity of further action or authorization by the Company's stockholders (unless required by applicable law or stock exchange requirements) in one or more series and with such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications as the Board may, in its discretion, determine, including, but not limited to (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividends, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the terms and conditions (including price), if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets; (e) the right, if any, of the Company to redeem shares of such series and the terms and conditions of such redemption; (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, which the holders of the shares of such series shall be entitled to receive in case of a liquidation, dissolution, or winding up of the Company; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by the Company of, the Company's common stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of the Company.

  The Board believes that availability of the preferred stock will provide the Company with needed flexibility of action for possible acquisitions, financing transactions and other general corporate purposes. The preferred stock would be available for issuance, on such terms as the Board determines, without further action by the stockholders unless such action is required by applicable law or stock exchange requirements. The Company has no present plans, agreements or commitments for the issuance of the preferred stock.

  The actual effect of the authorization of the preferred stock upon the rights of the holders of common stock cannot not be stated until the Board determines the respective rights of the holders of one or more series of the preferred stock. Such effects, however, might include (a) restrictions on dividends on common stock if dividends on the preferred stock are in arrears; (b) dilution of the voting power of the common stock; and (c) restrictions on the rights of the holders of common stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the new preferred stock.

  Although the Company has no present plans, agreements or commitments for the issuance of the preferred stock, the authorized but unissued shares of preferred stock could be used to make a takeover or change in control in the Company more difficult. Under certain circumstances, rights granted upon issuance of shares of preferred stock could be used to create voting impediments or to discourage third parties seeking to effect a takeover or otherwise gain control of the Company. For example, the shares could be placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid or could be used in connection with adopting a stockholder rights plan. The issuance of new shares could also be used to dilute the stock ownership and voting power of a third party seeking to effect a merger, sale of assets, or similar transaction. In the event and to the extent the proposed amendment could facilitate such actions, it could serve to perpetuate incumbent management. The Board of Directors is not aware, however, of any specific effort or plan to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise.

  The Company already has a number of defensive provisions in its Certificate of Incorporation, including a classified board of directors, a definition of "cause" for which directors may be removed, a supermajority voting requirement for business combinations with a 5% stockholder, and a prohibition against taking stockholder action without a meeting, all of which provisions require a 75% supermajority vote for any amendment thereto. These provisions were adopted in 1975 and are set forth in Articles Eighth, Ninth, Tenth and Twelfth of the Proposed Restated Certificate.

NUMBER OF DIRECTORS AND QUORUM (THE "BOARD AMENDMENT")

  The Company's existing Certificate specifies that the number of directors shall be nine. The proposed amendments would replace the fixed number of directors with an unlimited number of directors (though not fewer than three), and provide that the precise number is to be determined by a majority of the directors then in office. The Board of Directors proposes this change in order to provide greater flexibility in determining the size of the Board. The proposed amendments would also make a conforming change to the number of directors required for a quorum, from a fixed number (currently five) to a majority of the whole Board. The Board has no current plans to increase or decrease the size of the Board.

  The provision fixing the number of directors was adopted in 1975 as part of an amendment instituting a classified board (the original number was eight, changed to nine in 1986). The classified Board Amendment, in turn, was part of a series of provisions adopted as a package for the express purpose of providing "more effective resistance against any sudden or surprise attempt by an outsider to take control of the Company." Those amendments were designed to make it more difficult and discourage attempts to acquire control of the Company and also to maintain the continuity of the Company's management. While fixing the number of directors in the Certificate of Incorporation was part of a defensive package, the Board believes that the incremental defensive benefits of this provision, by itself, are minimal, and in any event are now outweighed by the advantages of flexibility in the size of the Board.

                                     * * *

  The Board of Directors believes that adoption of the Proposed Amended and Restated Certificate of Incorporation is in the best interest of the Company and its stockholders and recommends that the stockholders vote FOR both proposals. Approval of the Board Amendment will require the affirmative vote of at least 75% of the total voting power of all outstanding shares of the Company's stock. Approval of the proposal including all other proposed amendments will require the affirmative vote of at least the majority of the outstanding shares. Abstentions and broker nonvotes will have the effect of votes against the proposal.

  If both proposals are approved, the Proposed Amended and Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable following the annual meeting. If only the proposal other than the Board Amendment is approved, the Proposed Amended and Restated Certificate will be revised to retain the current fixed number of directors and quorum provisions. If only the Board Amendment is approved, the existing Certificate will be restated only to incorporate the Board Amendment and other amendments previously adopted. If neither proposal is adopted, the existing Certificate will be restated only to incorporate amendments previously adopted. In any case, the new Restated Certificate of Incorporation will be filed in accordance with the procedures described above.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, following the recommendation of the Audit Committee, appointed Coopers & Lybrand to serve as Chesapeake's independent accountants for the year ending December 31, 1994, to perform audits of the financial statements of Chesapeake and its subsidiaries. In addition, Coopers & Lybrand was also retained during 1994 to render certain non-audit professional services.

  It is not expected that a representative from Coopers & Lybrand will be present at the Annual Meeting of Stockholders.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of Coopers & Lybrand to serve as the independent auditors of Chesapeake and its consolidated subsidiaries for the fiscal year ending December 31, 1995. The Board is submitting the selection of Coopers & Lybrand for ratification by stockholders.

  Coopers & Lybrand has served as independent auditors of Chesapeake and its subsidiaries since 1982 (See "Relationship with Independent Public Accountants"). The firm has wide experience in accounting and auditing for public utilities and other companies. Coopers & Lybrand is a member of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants. By virtue of their membership in this Section, they have agreed to undergo a review by an independent accounting firm once every three years. Neither Coopers & Lybrand nor any of its partners has any direct or indirect financial interest in or any connection (other than as independent auditors or with respect to non-audit professional services) with Chesapeake or any of its subsidiaries. All of the professional services provided by Coopers & Lybrand are furnished at customary rates and terms.

  Based upon the recommendation of the Audit Committee, the Board of Directors selected this firm to act as Chesapeake's independent auditors for the year 1995, subject to ratification by the stockholders, in the belief that Coopers & Lybrand is well qualified. Should the selection of Coopers & Lybrand as independent auditors of Chesapeake not be ratified by the stockholders, the Board of Directors will reconsider the matter.

                      SUBMISSION OF STOCKHOLDERS PROPOSALS

  Any stockholder who wishes to submit a proposal for possible inclusion in Chesapeake's proxy statement for the next annual meeting must submit the proposal in writing to the Board of Directors on or before December 17, 1995. Written proposals should be directed to Wayne L. Hart, Secretary, Chesapeake Utilities Corporation, 861 Silver Lake Boulevard, Dover, Delaware 19904.

              ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION
                                  ON FORM 10-K

  CHESAPEAKE WILL PROVIDE WITHOUT CHARGE TO ANY PERSON, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF CHESAPEAKE'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR CHESAPEAKE'S FISCAL YEAR ENDED DECEMBER 31, 1994. WRITTEN REQUESTS SHOULD BE DIRECTED TO WAYNE L. HART, SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 861 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904.

                COMPLIANCE WITH CERTAIN REGULATORY REQUIREMENTS

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of Chesapeake's common stock and reports of changes in such beneficial ownership. Such persons also are required by SEC regulations to furnish Chesapeake with copies of such reports. To Chesapeake's knowledge, based solely on its review of the copies of such reports furnished to Chesapeake and on the written representations made by such persons that no other reports were required, during the fiscal year ending December 31, 1994, no director, officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a).

                                 OTHER MATTERS

  The Board of Directors knows of no other matter to be presented at the meeting. If, however, any other business properly comes up for action at the meeting or any adjournment thereof, it is intended that the persons acting under the proxies in the form enclosed will vote in regard thereto according to their discretion.

                                          By Order of the Board of Directors,
                                          Wayne L. Hart
                                          Secretary

                                                                       EXHIBIT A

                      THE CHESAPEAKE UTILITIES CORPORATION
                       DIRECTORS STOCK COMPENSATION PLAN

                             ADOPTED:___________________


1. PURPOSE OF THE PLAN.

  The purpose of the Directors Stock Compensation Plan of Chesapeake Utilities Corporation (the "Company") is to promote the interests of the Company by enhancing the Company's ability to attract, motivate and retain as Nonemployee Directors persons of training, experience and ability, and to encourage the highest level of Nonemployee Director performance by providing such directors with a proprietary interest in the Company's growth and financial success.

2. DEFINITIONS.

  (a) "Board" means the Board of Directors of the Company.

  (b) "Common Stock" means the Common Stock, $.4867 par value, of the Company.

  (c) "Nonemployee Director" means a member of the Board who is not at the time of receipt of an award hereunder, or within one year prior to the date of such award, an employee of the Company or of any of its subsidiaries.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

  Subject to the provisions of Section 8, the aggregate number of shares of Common Stock that may be issued and awarded under the Plan shall not exceed 50,000 shares. Such shares may be either authorized and unissued shares, or shares issued and thereafter acquired by the Company.

4. ADMINISTRATION OF THE PLAN.

  The Plan shall be administered by the Board, which shall have the sole and complete authority to interpret the Plan and make all other determinations necessary for the Plan's administration. All action taken by the Board in the administration and interpretation of the Plan shall be final and binding on all concerned. The Board may designate officers and employees of the Company to assist the Board in the administration of the Plan and to execute documents on behalf of the Board, and the Board may delegate to such officers and employees such other ministerial and limited discretionary duties as it sees fit.

5. ELIGIBILITY.

  Only directors of the Company who are Nonemployee Directors shall be eligible to receive awards under the Plan.

6. AUTOMATIC AWARDS.

  Each Nonemployee Director shall receive an automatic award of 400 shares of Common Stock annually, in advance, on the date of the Company's annual meeting. If the Nonemployee Director is elected or appointed other than at an annual meeting, a proportional number of shares shall be awarded to the Director on that date, based on the period of time remaining until the next annual meeting. On the date a Director becomes the holder of record of shares awarded under the Plan, the Director will have the right to vote the shares and to receive the cash dividends distributable with respect to the shares. These shares may not be transferred by the Director for a period of six months following the date of the award, after which the shares will be freely transferrable, subject to the restrictions set forth in Sections 7 and 9.

7. LIMITATIONS ON AWARDS.

  No award will be granted in whole or in part and no certificates representing shares of Common Stock shall be delivered (a) if any requisite approval or consent of any governmental authority having jurisdiction over grant of the award shall not have been secured or if the issuance of shares of Common Stock pursuant to the award would violate any federal, state or local law, regulation or order that may be applicable; (b) at any time that the Common Stock of the Company is listed on a stock exchange, if the shares of Common Stock pursuant to the award shall not have been effectively listed on such exchange, unless the Company is advised by its counsel that such listing is not required; or (c) at any time that the Company determines that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable, unless such withholding shall have been effected. The Company will use its best efforts to obtain any such approval or consent and to effect compliance with any such applicable law, regulation, order, withholding or listing requirement, and the Director shall take any action reasonably requested by the Company in such connection.

8. ADJUSTMENT PROVISIONS.

  If any subdivision or combination of shares of Common Stock or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the Plan, proportional adjustments shall be made as are appropriate in the number of shares of Common Stock that may be awarded under the Plan in order to prevent the dilution or enlargement of any rights to an award hereunder, provided that such adjustment shall not result in the issuance of fractional shares. Any fractional share resulting from adjustment of the award pursuant to this section shall be cancelled.

9. NO REGISTRATION.

  The shares awarded under this Plan may be restricted securities as defined in Rule 144 under the Securities Act of 1933, as amended, and the Company shall have no obligation to register any of the shares of stock issued, delivered or paid under the Plan, under the Securities Act or any state securities laws.

10. GENERAL.

  Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any person any right to continue to serve as a Director of the Company if validly removed. Nothing herein shall preclude the Company from authorizing or approving other plans or forms of compensation for Directors. All reasonable expenses of administering the Plan shall be paid by the Company.

                                                                       EXHIBIT B

                              PROPOSED AMENDED AND

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      CHESAPEAKE UTILITIES CORPORATION(1)

  Chesapeake Utilities Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1. The name of the Corporation is CHESAPEAKE UTILITIES CORPORATION. The date of filing the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 12, 1947.

    2. This restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation.

    3. The text of the Certificate of Incorporation of the Corporation as amended or supplemented heretofore and herewith is hereby restated to read as herein set forth in full:

  FIRST: The name of the Corporation is CHESAPEAKE UTILITIES CORPORATION.

  SECOND: The address of its registered office in the State of Delaware is North Du Pont Highway [1013 Centre Road], in the City of Dover, [Wilmington],
---------------------
County of Kent [New Castle, 19805]. The name of its registered agent at such
          ----
address is Chesapeake Utilities Corporation [Services Company].
           --------------------
  THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

  To manufacture, produce, buy, sell, dispose of and deal in gas, coke, tar and
--------------------------------------------------------------------------------
all other residual products resulting from the manufacture of gas and to carry
--------------------------------------------------------------------------------
on all the businesses that are usually or may be conveniently carried on by gas
--------------------------------------------------------------------------------
companies; to supply gas for lighting, heating, motive power or any other
--------------------------------------------------------------------------------
purpose whatsoever; to acquire, construct, erect, lay down, maintain, enlarge,
--------------------------------------------------------------------------------
alter, work and use all such lands, buildings, easements, gas and other works,
--------------------------------------------------------------------------------
machinery, plant stock, pipes, lamps, motors, fittings, meters, apparatus,
--------------------------------------------------------------------------------
materials and things and to supply all such materials, products, and things as
--------------------------------------------------------------------------------
may be necessary, incident or convenient in connection with the production,
--------------------------------------------------------------------------------
use, storage, regulation, measurement, supply and distribution of any of the
--------------------------------------------------------------------------------
products of the Company for any and all purposes.
--------------------------------------------------------------------------------
To supply light, power and fuel of approved kinds, by any feasible methods or
--------------------------------------------------------------------------------
means, to all persons and places, public and private, where either may be
--------------------------------------------------------------------------------
desired, including the manufacture and supply of electricity and electrical
--------------------------------------------------------------------------------
machines, appliances and fixtures for the purpose aforesaid.
--------------------------------------------------------------------------------
To carry on the business of a water works company in all its branches, to sink
--------------------------------------------------------------------------------
wells and shafts and to make, build and construct, lay down and maintain
--------------------------------------------------------------------------------
reservoirs, cisterns, culverts, filter beds and other pipes and
--------------------------------------------------------------------------------

--------------
(1) Additions are indicated by bracketing the added text; deletions are indicated by striking through the deleted text.

appliances and to execute and do all other works and things necessary or
------------------------------------------------------------------------
convenient for obtaining, storing, selling, delivering, measuring and
---------------------------------------------------------------------
distributing water or otherwise for the purposes of the company, including the
------------------------------------------------------------------------------
manufacture, sale, and distribution of ice and the construction or acquisition
------------------------------------------------------------------------------
of any plant, machinery or facilities necessary or convenient thereto.
----------------------------------------------------------------------
To manufacture, purchase or otherwise acquire, invest in, own, mortgage,
------------------------------------------------------------------------
pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and
-----------------------------------------------------------------------------
deal with goods, wares and merchandise and personal property of every class and
-------------------------------------------------------------------------------
description.
------------
To acquire, and pay for in cash, stock or bonds of this corporation or
----------------------------------------------------------------------
otherwise, the good will, rights, assets and property, and to undertake or
--------------------------------------------------------------------------
assume the whole or any part of the obligations or liabilities of any person,
-----------------------------------------------------------------------------
firm, association or corporation.
---------------------------------
To acquire, hold, use, sell, assign, lease, grant licenses in respect of,
-------------------------------------------------------------------------
mortgage or otherwise dispose of letters patent of the United States or any
---------------------------------------------------------------------------
foreign country, patent rights, licenses and privileges, inventions,
--------------------------------------------------------------------
improvements and processes, copyrights, trade-marks and trade names, relating
-----------------------------------------------------------------------------
to or useful in connection with any business of this corporation.
-----------------------------------------------------------------
To acquire by purchase, subscription or otherwise, and to receive, hold, own,
-----------------------------------------------------------------------------
guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise
--------------------------------------------------------------------------
dispose of or deal in and with any of the shares of the capital stock, or any
-----------------------------------------------------------------------------
voting trust certificates in respect of the shares of capital stock, scrip,
---------------------------------------------------------------------------
warrants, rights, bonds, debentures, notes, trust receipts, and other
---------------------------------------------------------------------
securities, obligations, choses in action and evidences of indebtedness or
--------------------------------------------------------------------------
interest issued or created by any corporations, joint stock companies,
----------------------------------------------------------------------
syndicates, associations, firms, trusts or persons, public or private, or by
----------------------------------------------------------------------------
the government of the United States of America, or by any foreign government,
-----------------------------------------------------------------------------
or by any state, territory, province, municipality or other political
---------------------------------------------------------------------
subdivision or by any governmental agency, and as owner thereof to posses and
-----------------------------------------------------------------------------
exercise all the rights, powers and privileges of ownership, including the
--------------------------------------------------------------------------
right to execute consents and vote thereon, and to do any and all acts and
--------------------------------------------------------------------------
things necessary or advisable for the preservation, protection, improvement and
-------------------------------------------------------------------------------
enhancement in value thereof.
-----------------------------
To enter into, make and perform contracts of every kind and description with
----------------------------------------------------------------------------
any person, firm, association, corporation, municipality, county, state, body
-----------------------------------------------------------------------------
politic or government or colony or dependency thereof.
------------------------------------------------------
To borrow or raise moneys for any of the purposes of the corporation and, from
------------------------------------------------------------------------------
time to time, without limit as to amount to draw, make, accept, endorse,
------------------------------------------------------------------------
execute and issue promissory notes, drafts, bills of exchange, warrants, bonds,
-------------------------------------------------------------------------------
debentures and other negotiable or non-negotiable instruments and evidences of
------------------------------------------------------------------------------
indebtedness, and to secure the payment of any thereof and of the interest
--------------------------------------------------------------------------
thereon by mortgage upon or pledge, conveyance or assignment in trust of the
----------------------------------------------------------------------------
whole or any part of the property of the corporation, whether at the time owned
-------------------------------------------------------------------------------
or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds
------------------------------------------------------------------------------
or other obligations of the corporation for its corporate purposes.
-------------------------------------------------------------------
To loan to any person, firm or corporation any of its surplus funds, either
---------------------------------------------------------------------------
with or without security.
-------------------------
To purchase, hold, sell and transfer the shares of its own capital stock;
-------------------------------------------------------------------------
provided it shall not use its funds or property for the purchase of its own
---------------------------------------------------------------------------
shares of capital stock when such use would cause any impairment of its capital
-------------------------------------------------------------------------------
except as otherwise permitted by law, and provided further that shares of its
-----------------------------------------------------------------------------
own capital stock belonging to it shall not be voted upon directly or
---------------------------------------------------------------------
indirectly.
-----------
To have one or more offices, to carry on all or any of its operations and
-------------------------------------------------------------------------
business and without restriction or limit as to amount to purchase or otherwise
-------------------------------------------------------------------------------
acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and
----------------------------------------------------------------------------
personal property of every class and description in any of the States,
----------------------------------------------------------------------
Districts, Territories or Colonies of the United States, and in any and all
---------------------------------------------------------------------------
foreign countries, subject to the laws of such State, District, Territory,
--------------------------------------------------------------------------
Colony or Country.
------------------

In general, to carry on any other business in connection with the foregoing,
------------------------------------------------------------------------------
and to have and exercise all the powers conferred by the laws of Delaware upon
------------------------------------------------------------------------------
corporations formed under the General Law of the State of Delaware, and to do
------------------------------------------------------------------------------
any or all of the things hereinbefore set forth to the same extent as natural
------------------------------------------------------------------------------
persons might or could do.
--------------------------
  [To produce, transmit, distribute and sell natural and manufactured gas; to construct, maintain and operate works for the supply and distribution of electricity for electric lights, heat or power; to supply and distribute water; to transport and store oil; and to produce and distribute steam, heat and power; in each case to or for all persons and places, public and private, where it may be desired, and to carry on all activities and businesses that are usually or may be conveniently carried on by a company in such business or that are incidental to such business; and]

  [To supply in any manner light, heat, steam, energy or power to the public; to explore, impound, develop, acquire and transport natural resources incident to the above-stated businesses; and to supply, maintain and service equipment and systems incident to the above-stated businesses; and]

  [In general, to engage in any lawful act or activity for which corporations may be organized under the] General Corporation Law of the State of Delaware.]

  The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, [not] be in nowise limited or restricted by
                                    ---------
reference to, or inference from, the terms of any other clause in this
              --------------------------------------------------------
certificate of incorporation, but the objects and purposes specified in each of
-------------------------------------------------------------------------------
the foregoing clauses of this article shall be regarded as independent objects
------------------------------------------------------------------------------
[each other but shall be regarded as separate, independent businesses] and purposes.

  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is twelve million [Fourteen Million
                                             --------------
(14,000,000) shares, divided into Twelve Million] (12,000,000) shares of Common Stock of the par value of forty-eight and two-thirds cents ($.48 2/3) per share[,] amounting in the aggregate to Five Million Eight Hundred Forty Thousand Dollars ($5,840,000.00)[, and Two Million shares of Preferred Stock, in series, of the par value $0.01 per share, amounting in the aggregate to Twenty Thousand Dollars ($20,000).]

  [The express terms and provisions of the shares classified and designated as the Preferred Shares, par value $0.01, are as follows:]

  [(1) AUTHORITY TO ISSUE IN SERIES. The Board of Directors is authorized, subject to limitations prescribed by the General Corporation Law of the State of Delaware, to provide for the issuance of the Preferred Shares in series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designations, powers, preferences and relative, participating or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof;]

  [(2) TERMS. The authority of the Board of Directors with respect to each series of Preferred Shares shall include, but not be limited to, determination of the following:]

    [(a) the number of shares constituting that series and the distinctive designation of that series and the stated value thereof, if any, if different from the par value thereof;]

    [(b) The dividends, if any, payable on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the preference, if any, or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of any class;]

    [(c) Whether that series shall have voting rights or power, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;]

    [(d) Whether or not that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;]

    [(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date upon or date after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;]

    [(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;]

    [(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series;]

    [(h) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;]

    [(i) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and]

    [(j) Any other voting powers, designations, preferences, and relative, participating optional or other special rights, or qualifications, limitations or restrictions thereof, of the shares of such series; in each case, to the full extent now or hereafter permitted by the laws of the State of Delaware.]
  FIFTH: The minimum amount of capital with which the corporation will
  --------------------------------------------------------------------
  commence business is One Thousand Dollars ($1,000.00).
  ------------------------------------------------------
  SIXTH: The names and places of residence of the incorporators are as
  --------------------------------------------------------------------
  follows: NAMES RESIDENCES
  -------------------------
  C. S. Peabbles Wilmington, Delaware
  -----------------------------------
  S. M. Brown Wilmington, Delaware
  --------------------------------
  W. T. Cunningham Wilmington, Delaware
  -------------------------------------
  SEVENTH: The corporation is to have perpetual existence.
  -------------------------------------------------------

EIGHTH: The private property of the stockholders shall not be subject to the
--------------------------------------------------------------------------------
payment of corporate debts to any extent whatsoever.
----------------------------------------------------
  NINTH [FIFTH]: In furtherance, and not in limitation of the powers conferred
  -----
by statute, the Board of Directors is expressly authorized [to]: To make, alter, amend and rescind the By-laws [Bylaws] of this Corporation subject to
                             -------
the right of the stockholders to alter, amend or rescind the same.
To authorize and cause to be executed mortgages or liens upon the real and
--------------------------------------------------------------------------------
personal property of this corporation. To set apart out of any of the funds of
--------------------------------------------------------------------------------
the corporation available for dividends a reserve or reserves for any proper
--------------------------------------------------------------------------------
purpose and to abolish any such reserve in the manner in which it was created.
--------------------------------------------------------------------------------
By resolution or resolutions passed by a majority of the whole board, to
--------------------------------------------------------------------------------
designate one or more committees, each committee to consist of two or more of
--------------------------------------------------------------------------------
the directors of the corporation, which, to the extent provided in said
--------------------------------------------------------------------------------
resolution or resolutions or in the By-laws of the corporation, shall have and
--------------------------------------------------------------------------------
may exercise the powers of the Board of Directors in the management of the
--------------------------------------------------------------------------------
business and affairs of the corporation, and may have power to authorize the
--------------------------------------------------------------------------------
seal of the corporation to be affixed to all papers which may require it. Such
--------------------------------------------------------------------------------
committee or committees shall have such name or names as may be stated in the
--------------------------------------------------------------------------------
By-laws of the corporation or as may be determined from time to time by
--------------------------------------------------------------------------------
resolution adopted by the Board of Directors.
--------------------------------------------------------------------------------

  TENTH [SIXTH]: Whenever a compromise or arrangement is proposed between this
  -----
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

  ELEVENTH [SEVENTH:] Meetings of stockholders may be held without the State of
  --------
Delaware, if the By-laws [Bylaws] so provide. The books of the Corporation may
                 -------
be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the By-laws [Bylaws] of the
                                               -------
Corporation.

  TWELFTH [EIGHTH]: The number of directors which shall constitute the whole
  -------
Board of Directors of the corporation shall be nine (9) [Corporation shall be
                          -----------------------------
fixed from time to time by resolution of a majority of directors in office; provided that there shall be not fewer than three directors.] The Board shall be divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors [fixed by the Board]
                           ----------
by three and if a fraction is also contained in such quotient, then [and] if
                                                               ----
such fraction is one-third ( 1/3) the extra director shall be a member of Class III and if the fraction is two-thirds ( 2/3) one of the directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided,
                                                                 ---------
however, that the directors first elected to Class I shall serve for a term
---------------------------------------------------------------------------
ending on the annual meeting next ensuing, the directors first elected to Class
-------------------------------------------------------------------------------
II shall serve for a term ending on the second annual meeting following the
---------------------------------------------------------------------------
meeting at which such directors were first elected, and the directors first
---------------------------------------------------------------------------
elected to Class III shall serve a full term as hereinabove provided. The
---------------------------------------------------------------------
foregoing notwithstanding, each director shall serve until his [such
                                                           ---
director's] successor shall have been duly elected and qualified, unless he
                                                                         --
[such director] shall resign, become disqualified, disabled or shall otherwise be removed.

  For purposes of the preceding paragraph, reference to the first election of
  ---------------------------------------------------------------------------
directors shall signify the first election of directors following the effective
-------------------------------------------------------------------------------
date of the Restated Certificate of Incorporation. At each annual election held
                                                                           ----
thereafter, the directors chosen to succeed those whose terms then expire shall
----------
be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall conform thereto.

  The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose such officers with such titles and duties as shall be stated in the Bylaws of the Corporation, who shall hold office until their successors are chosen and qualify in their stead.

  Five (5) [A majority of the number of] directors [fixed by the Board] shall
  --------
constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there shall be less than a quorum of five (5), a
                                                         -----------
majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Certificate of Incorporation.

  No director of the Corporation shall be removed from office as a director by vote or other action of stockholders or otherwise unless the director to be removed is physically or mentally disabled or incapacitated to such an extent he [that such director] is unable to perform the duties of a director, or
--
unless the director has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or unless the director to be removed has been adjudged to be liable for misconduct in the performance of his [such director's] duty to the Corporation by a court
                      ---
of competent jurisdiction and such adjudication is no longer subject to direct appeal.

  THIRTEENTH [NINTH]: In the event that it is proposed that this Corporation
  ----------
enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly five percent (5%) or more of the outstanding shares of the Common Stock of this Corporation, or that this Corporation sell substantially all of its assets or business, the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of stock of this Corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolutions [resolution] of the Board of Directors of this
                -----------
Corporation prior to the acquisition of the ownership or control of five percent (5%) of the outstanding shares of this Corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this Corporation and another corporation fifty percent (50%) or more of the stock of which is owned by this Corporation. For the purposes hereof an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

  FOURTEENTH [TENTH]: No action required to be taken or which may be taken at
  ----------
any annual or special meeting of shareholders of the Corporation may be taken without a meeting and the power of stockholders to consent in writing to the taking of any action is specifically denied.

  ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

  FIFTEENTH [TWELFTH]: The provisions set forth in Articles TWELFTH,
  ---------                                                 -------
THIRTEENTH, and FOURTEENTH above [EIGHTH, NINTH, TENTH], and here in Article
--------------------------------
FIFTEENTH [TWELFTH], may not be repealed or amended in any respect unless such
---------
repeal or amendment is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of stock of this Corporation. Except as expressly provided in the preceding sentence, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

  4. This restated [Restated] Certificate of Incorporation was duly adopted by
          --------                                                          --
vote of the stockholders in accordance with Sections 242 and 245 of the General
------------------------
Corporation Law of the State of Delaware.

  5. That the capital of said Corporation will not be reduced under or by reason of any amendment in this restated Certificate of Incorporation.

  [IN WITNESS WHEREOF, said CHESAPEAKE UTILITIES CORPORATION has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Ralph Adkins, its President, and attested by
Wayne Hart, its Secretary, this   day of    , 1995.]

                                          [Chesapeake Utilities Corporation]

                                          [By _________________________________
                                                 RALPH ADKINS, PRESIDENT]

[(Corporate Seal)]

[Attest:]

[By _________________________________
        WAYNE HART, SECRETARY]

                       CHESAPEAKE UTILITIES CORPORATION              PROXY
                             861 SILVER LAKE BLVD.
                                 CANNON BLDG.
                             DOVER, DELAWARE 19904

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON MAY 16, 1995 IN THE BOARD ROOM
                                   PNC BANK
                              222 DELAWARE AVENUE
                          WILMINGTON, DELAWARE 19899

     The undersigned stockholder hereby appoints John W. Jardine, Jr. and Jeremiah P. Shea and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.

    The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, and 5.

                (Continued and to be signed on the other side.)

[X]  Please mark your         +++++                               +
     votes as in this         +                                   +
     example                  +                                   +
                                                                  +++++++


                  FOR     WITHHELD   Nominees:  Ralph J. Adkins
1. Election of    [_]       [_]                 Robert F. Rider
   Directors                                    William G. Warden III

For, except vote withheld from the
following nominee(s):

__________________________________
                                                    FOR   AGAINST ABSTAIN
2. For adoption of the Chesapeake Utilities         [_]     [_]     [_]
   Corporation Directors Stock Compensation
   Plan.

3. For adoption of amendments to the Company's      [_]     [_]     [_]
   Certificate of Incorporation for the
   purposes of (i) modernizing the Certificate and (ii) authorizing 2,000,000 shares of preferred stock.

4. For adoption of amendments to the Company's      [_]     [_]     [_]
   Certificate of Incorporation changing the number of Directors to a number to be determined by the Board.

5. For ratification of the selection of             [_]     [_]     [_]
   independent auditors.

6. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)___________________________________________  DATE___________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.